FIFTH AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

AND

JOINT ESCROW INSTRUCTIONS

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (hereinafter “Fifth Amendment”), dated, for reference purposes, November 3, 2006 (hereinafter the “Effective Date”) is by and between SPI WILLOW PASS, L.P., a California limited partnership (hereinafter “Seller”), and MARK D. ZIMMERMAN, as Qualified Exchange Accommodator for Montgomery Realty Group, Inc., a Nevada corporation (hereinafter “Accommodator”) and MONTGOMERY REALTY GROUP, INC., a Nevada corporation (hereinafter “Equitable Beneficiary”) (Accommodator and Equitable Beneficiary are hereinafter, collectively, “Buyer”.) Subject to the amendments to the Purchase and Sale Agreement and Joint Escrow Instructions dated August 14, 2006 (hereinafter “Agreement”) as set forth below, the Agreement is amended as follows:

1.           Buyer hereby instructs escrow to release the Five Hundred Thousand Dollars ($500,000) (hereinafter “Released Deposits”) currently held as deposits pursuant to the Agreement to Seller pursuant to Section 2. Buyer and Seller confirm that the existing Lender has approved the loan assumption by letter of November 2, 2006. Seller shall give wire and other instructions regarding the Released Deposits to First American Title Insurance company as to said funds. As provided in the Agreement, upon the Closing, the Released Deposits, together with interest thereon, if any, shall be credited to Buyer’s payment of the Purchase Price of Eighteen Million dollars ($18,000,000).

2.           The Closing Date and the “no later than Closing Date,” as set forth in Section 7(b) of the Agreement, are hereby amended to November 30, 2006. Buyer and Seller shall use reasonable efforts to close the transaction prior to November 30, 2006; provided, however, that Buyer and Seller agree that the Closing shall not occur on a Friday.

3.           The parties hereto ratify and affirm each and every other term, covenant, and condition set forth in the Agreement, the First Amendment dated August 30, 2006, the Second Amendment dated September 8, 2006, the Third Amendment dated September 14, 2006, and the Fourth Amendment dated September 18, 2006.

4.           This Fifth Amendment may be executed in any number of counterparts and each counterpart shall be deemed to be an original document. Delivery of the executed Fifth Amendment may be accomplished by facsimile transmission, and if so, the facsimile copy shall be deemed an executed original counterpart of the Fifth Amendment. All executed counterparts together shall constitute one and the same document and any signature pages, including facsimile copies thereof, may be .assembled to form a single original document.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above.

SELLER:

SPI WILLOW PASS, L.P.,
a California limited partnership

By:	Prism Capital Corporation,

Fifth Amendment/Concord Plaza

a Delaware corporation
Its General Partner

By: /s/ Dennis J. Wong
Dennis J. Wong, President

BUYER:

MONTGOMERY REALTY GROUP, INC.,
a Nevada corporation

By: /s/ Dinesh Maniar
Dinesh Maniar
Its: President

MARK D. ZIMMERMAN,
As Qualified Exchange Accommodator
for Montgomery Realty Group, Inc.

/s/ Mark D. Zimmerman
Mark D. Zimmerman

Fifth Amendment/Concord Plaza